Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We consent to the incorporation by reference in this Registration Statement of Rare Medium Group, Inc. (formerly ICC Technologies, Inc.) (the Company) of Form S-3 of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 20, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended on Form 10-K/A. We also consent to the incorporation by reference in the Registration Statement (set forth above) of the Company of our report, dated March 20, 1998, on our audits of the financial statements of Engelhard/ICC as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is also included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 12, 1999